EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated February 22, 2005 on the statements of condition and related bond portfolios of Van Kampen Unit Trusts, Municipal Series 549 as of February 22, 2005 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.

                                                          GRANT THORNTON LLP

Chicago, Illinois
February 22, 2005